Exhibit 99.1
Joint Filing Agreement
In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Shares, par value $0.01 per share, of Sirius International Insurance Group, Ltd., a Bermuda exempted company, and that this Joint Filing Agreement may be included as an Exhibit to such joint filing.  This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
[Signature page to follow]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of July 27, 2020.
CHINA MINSHENG INVESTMENT GROUP CORP., LTD.

By:	/s/ Lyu Benxian
	Name:	Lyu Benxian
	Title:	CEO

CMIG INTERNATIONAL HOLDING PTE. LTD.

By:	/s/ Tan Kim Han Raymond
	Name:	Tan Kim Han Raymond
	Title:	Director

CM BERMUDA LIMITED

By:	/s/ Tan Kim Han Raymond
	Name:	Tan Kim Han Raymond
	Title:	Director

[Signature Page to Joint Filing Agreement]